SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2022

Vor Biopharma Inc.

(Exact name of registrant as specified in its Charter)

Delaware	001-39979	81-1591163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Cambridgepark Drive Suite 101
Cambridge, Massachusetts	02140
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 655-6580

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VOR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Underwriting Agreement

On December 7, 2022, Vor Biopharma Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Evercore Group L.L.C. and Stifel, Nicolaus & Company, Incorporated, as representatives of the several underwriters listed on Schedule I thereto (collectively, the “Underwriters”), relating to an offering (the “Offering”) of 15,302,267 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (“Common Stock”).

The offering price for the Shares was $4.30 per Share. The net proceeds to the Company from the Offering are expected to be approximately $61.4 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The Offering is scheduled to close on or about December 9, 2022, subject to customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company has also agreed with the Underwriters not to offer or sell any shares of its Common Stock (or securities convertible into or exchangeable for Common Stock), subject to certain exceptions, for a period of 90 days after the date of the Underwriting Agreement without the prior written consent of Evercore Group L.L.C. and Stifel, Nicolaus & Company, Incorporated. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The Offering was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-263541) (the “Registration Statement”), declared effective by the Securities and Exchange Commission on March 18, 2022, and a related prospectus included in the Registration Statement, as supplemented by a final prospectus supplement dated December 7, 2022.

The foregoing summary of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, which is attached to this Current Report on Form 8-K (this “Current Report”) as Exhibit 1.1, and which is incorporated herein by reference. Cooley LLP, counsel to the Company, delivered an opinion as to the legality of the issuance and sale of the Shares in the Offering, a copy of which is attached hereto as Exhibit 5.1 and is incorporated herein by reference.

Securities Purchase Agreement

On December 7, 2022, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with RA Capital Healthcare Fund, L.P. (“RA Capital”).

Pursuant to the Securities Purchase Agreement, RA Capital agreed to purchase, and the Company agreed to issue to RA Capital 11,627,907 shares of Common Stock at a price of $4.30 per share (the “Private Placement”). The total purchase price shall be equal to approximately $50.0 million. This sale is scheduled to close on or about December 9, 2022, subject to customary closing conditions.

The Securities Purchase Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify RA Capital against certain liabilities, including liabilities under the Securities Act of 1933. The representations, warranties and covenants contained in the Securities Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

Pursuant to the Securities Purchase Agreement, the Company has also agreed to prepare and file a registration statement with the Securities and Exchange Commission on or before January 8, 2023 to register the resale of the shares of Common Stock sold in the Private Placement. In the event the registration statement has not become effective by December 31, 2022, the Company has agreed to issue to RA Capital warrants to purchase an aggregate of 116,279 shares of Common Stock with an exercise price of $4.30 per share. The term of the warrants, if issued, will be one year. Evercore Group L.L.C. and Stifel, Nicolaus & Company, Incorporated served as placement agents in connection with the Private Placement.

The Securities Purchase Agreement is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference. The description of the Securities Purchase Agreement in this Current Report is a summary and is qualified in its entirety by the terms of the Securities Purchase Agreement.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under “Securities Purchase Agreement” in Item 1.01 of this Current Report is hereby incorporated in this Item 3.02 by reference. The Private Placement will be taken in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof.

Item 8.01	Other Events.

On December 7, 2022, the Company issued a press release announcing the pricing of the Offering and Private Placement described above, a copy of which is filed as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Exhibit Title or Description

1.1	Underwriting Agreement, dated as of December 7, 2022, by and among Vor Biopharma Inc. and Evercore Group L.L.C. and Stifel, Nicolaus & Company, Incorporated, as representatives of the several underwriters named therein

5.1	Opinion of Cooley LLP

10.1	Securities Purchase Agreement, dated as of December 7, 2022, by and between Vor Biopharma Inc. and RA Capital Healthcare Fund, L.P.

23.1	Consent of Cooley LLP (included in Exhibit 5.1)

99.1	Press Release, dated December 7, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2022	Vor Biopharma Inc.

	By:	/s/ Robert Ang
	Name:	Robert Ang
	Title:	Chief Executive Officer